UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2011
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
 (State or other jurisdiction of                                                       (I.R.S. Employer Identification Number)
                               incorporation or organization)

11 North Water Street, Suite 18290                    Mobile, Alabama            36602
                               (Address of principal executive offices)                    (Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.    Other Events

International Shipholding Corporation (ISH) announced today the filing of SEC Form 4 in connection with the following transactions related to the estate planning needs of the company’s former chairmen:

Niels W. Johnsen, ISH chairman from 1979 to 2003, has transferred 642,485 of directly owned ISH shares to a Trust, of which he and Niels M. Johnsen, current Chairman and Chief Executive Officer of ISH, are trustees and indirect owners of the aggregate 642,485 shares in the Trust. In connection with this transaction, the Trust will file Form 13D showing its ownership of ISH.  Further, Erik F. Johnsen, a director of the company and its chairman from 2003 to 2007, sold shares in the open market as part of a plan to sell 114,000 directly owned ISH shares for estate planning purposes.  Upon the completion of these transactions, the Johnsen family’s aggregate ownership stake in ISH (including indirectly and directly owned shares) is approximately 23%.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date:    May 12, 2011